Exhibit 99.1

Cambium Networks Reports First Quarter 2022 Financial Results

•
Revenues of $61.9 million, decreased 21% sequentially, and decreased 30% year-over-year
•
Enterprise Wi-Fi revenues of $15.5 million, increased 28% year-over-year
•
Gross margin of 47.1%, non-GAAP(1) gross margin of 47.8%
•
Operating loss of $2.2 million, non-GAAP(1) operating income of $1.0 million
•
Net loss of $1.6 million or $0.06 per diluted share, non-GAAP(1) net income of $0.3 million or $0.01 per diluted share
•
Adjusted EBITDA(1) of $1.9 million or 3.1% of revenues

ROLLING MEADOWS, Ill., May 5, 2022 — Cambium Networks Corporation (“Cambium Networks”) (NASDAQ: CMBM), a leading provider of wireless networking infrastructure solutions, today announced financial results for the first quarter 2022 ended March 31, 2022.

	GAAP			Non-GAAP (1)
(in millions, except percentages)	Q1 2022	Q4 2021	Q1 2021	Q1 2022	Q4 2021	Q1 2021
Revenues	$61.9	$78.7	$88.5	$61.9	$78.7	$88.5
Gross margin	47.1%	43.8%	49.9%	47.8%	44.2%	50.1%
Operating margin	(3.5)%	3.7%	15.1%	1.6%	7.3%	17.5%
Adjusted EBITDA margin				3.1%	8.6%	18.6%

Refer to Supplemental Financial Information accompanying this press release for a reconciliation of GAAP to non-GAAP numbers and for reconciliation of adjusted EBITDA for the first quarter ended March 31, 2022.

“We faced supply chain challenges within our industry which impacted our first quarter results as a consequence of two unexpected events,” said Atul Bhatnagar, president and CEO. “A Chinese government COVID lockdown in Shenzhen impacted manufacturing during the middle of March, and during the last two weeks of the quarter, a lockdown in Shanghai shuttered our distribution and warehousing facility. We remain confident that once the supply chain recovers, Cambium expects improved financial performance.”

Bhatnagar continued, “Cambium’s gigabit wireless fabric, which allows network operators to dramatically improve broadband performance and quality of service, will continue to expand with the addition of fixed 5G technology at 28 GHz, increased federal spending for defense, and new premium versions of our software-as-a-service solutions. We remain very well positioned with customers for the next generation multi-gigabit fixed wireless infrastructure solutions featuring higher performance at affordable prices.”

Revenues of $61.9 million for the first quarter 2022 decreased $26.6 million year-over-year primarily as a result of lower Point-to-Multi-Point and Point-to-Point revenues due primarily to global supply and distribution constraints, including Chinese government COVID lockdowns, and slower demand from North American service providers, offsetting higher demand for enterprise Wi-Fi products. Revenues for the first quarter 2022 decreased by $16.8 million compared to $78.7 million for the fourth quarter 2021, primarily due to lower enterprise Wi-Fi and Point-to-Multi-Point revenues due to global supply and distribution constraints negatively impacting shipments of products.

GAAP gross margin for the first quarter 2022 was 47.1%, compared to 49.9% for the first quarter 2021, and 43.8% for the fourth quarter 2021. GAAP operating loss for the first quarter 2022 was $2.2 million, compared to operating income of $13.4 million for the first quarter 2021, and operating income of $2.9 million for the fourth quarter 2021. GAAP net loss for the first quarter 2022 was $1.6 million, or net loss of $0.06 per diluted share, compared to net income of $19.9 million, which includes a $7.6 million tax benefit, or net earnings of $0.70 per diluted share for the first quarter 2021, and net income of $1.4 million, or net earnings of $0.05 per diluted share for the fourth quarter 2021.

Non-GAAP gross margin for the first quarter 2022 was 47.8%, compared to 50.1% for the first quarter 2021, and 44.2% for the fourth quarter 2021. Non-GAAP operating income for the first quarter 2022 was $1.0 million, compared to $15.5 million for the first quarter 2021, and $5.8 million for the fourth quarter 2021. Non-GAAP net income for the first quarter 2022 was $0.3 million, or $0.01 per diluted share, compared to $11.7 million, or $0.41 per diluted share for the first quarter 2021, and $4.4 million, or $0.16 per diluted share, for the fourth quarter 2021. For the first quarter 2022, adjusted EBITDA was $1.9 million or 3.1% of revenues, compared to adjusted EBITDA of $16.5 million or 18.6% of revenues for the first quarter 2021, and $6.7 million or 8.6% of revenues for the fourth quarter 2021.

Cash used in operating activities was $19.2 million for the first quarter 2022, compared to $7.6 million cash used in operating activities for the first quarter 2021, and $5.6 million cash provided by operating activities for the fourth quarter 2021. Cash totaled $38.4 million as of March 31, 2022, $12.8 million lower than March 31, 2021, due primarily to the net debt paydown of $22.9 million, offset by earnings during the past year. The decrease in cash balance of $20.9 million from December 31, 2021, was primarily the result of a payment for 2021 annual variable compensation, and a $12.1 million decrease in accounts payable principally due to the timing of inventories payments.

First Quarter 2022 Highlights

•
Revenues of $61.9 million, decreased 21% sequentially, and was lower by 30% year-over-year.
•
GAAP net loss of $1.6 million or $0.06 per diluted share, non-GAAP net income of $0.3 million or $0.01 per diluted share.
•
Adjusted EBITDA of $1.9 million or 3.9% of revenues, compared to $16.5 million or 18.6% of revenues for the first quarter 2021.
•
Net cash used in operating activities of $19.2 million, compared to $7.6 million used in operating activities for the first quarter 2021.
•
Increased new channel partners by approximately 1,670 year-over-year, an increase of 17%.
•
Devices under cnMaestro® Cloud management increased 37% year-over-year.

Second Quarter 2022 Financial Outlook

Taking into account our current visibility, the financial outlook as of May 5, 2022, for the second quarter ending June 30, 2022, is expected to be as follows:

•
Revenues between $65.0-$73.0 million
•
GAAP gross margin between 46.9%-47.9%; and non-GAAP gross margin between 47.5%-48.5%

•
GAAP operating expenses between $33.3-$34.3 million; and non-GAAP operating expenses between $29.7-$30.7 million
•
GAAP operating (loss) income between ($2.75)-$0.7 million; and non-GAAP operating income between $1.2-$4.7 million
•
Interest expense, net of approximately $0.7 million
•
GAAP net (loss) income between ($2.8)-$0.0 million or between ($0.10) and $0.00 per diluted share; and non-GAAP net income between $0.4-$3.2 million or between $0.01 and $0.11 per diluted share
•
Adjusted EBITDA between $2.2-$5.8 million; and adjusted EBITDA margin between 3.4%-7.9%
•
GAAP and non-GAAP effective tax rate of approximately 18.0%-20.0%
•
Approximately 28.7 million weighted average diluted shares outstanding

Cash requirements are expected to be as follows:

•
Paydown of debt: $1.3 million
•
Cash flow interest expense: approximately $0.3 million
•
Capital expenditures: $1.4-$1.6 million

Full Year 2022 Financial Outlook

•
Revenues between $280.0-$300.0 million, decreasing between 16.6%-10.7%
•
GAAP net (loss) income between ($1.3)-$10.3 million or between ($0.04) and $0.36 per diluted share; and non-GAAP net income between $8.1-$20.1 million or between $0.28 and $0.70 per diluted share
•
Adjusted EBITDA margin between 6.0%-10.8%

Cambium Networks financial outlook does not include the potential impact of any possible future financial transactions, acquisitions, pending legal matters, or other transactions. Accordingly, Cambium Networks only includes such items in the company’s financial outlook to the extent they are reasonably foreseeable; however, actual results may differ materially from the outlook.

Conference Call and Webcast

Cambium Networks will host a live webcast and conference call to discuss its financial results at 4:30 p.m. ET today, May 5, 2022. To access the live conference call by phone, listeners should dial +1(877) 288-4394 in the U.S. or Canada and +1(470) 495-9483 for international callers, referencing conference ID number 4383975. To join the live webcast and view additional materials, listeners should access the investor page of Cambium Networks website at https://investors.cambiumnetworks.com/. Following the live webcast, a replay will be available on the investor page of Cambium Networks website for a period of one year. A replay of the conference call will be available for 48 hours soon after the call by phone by dialing +1(855) 859-2056 in the U.S. or Canada and +1(404) 537-3406 for international callers, using the conference ID number 4383975.

In addition, Cambium Networks President and CEO, Atul Bhatnagar, will present and hold one-on-one meetings with investors including Thursday May 19, 2022, at the Barrington Research Virtual Spring Conference; and on Wednesday May

25, 2022, at the J.P. Morgan Global TMT Conference in Boston, Mass. To join the live webcasts for the conferences, listeners should access the investor page of Cambium Networks website https://investors.cambiumnetworks.com/. Following the live webcast, a replay will be available in the event archives at the same web address.

About Cambium Networks

Cambium Networks delivers wireless communications that work for businesses, communities, and cities worldwide. Millions of our radios are deployed to connect people, places and things with a unified wireless fabric that spans multiple standards and frequencies of fixed wireless and Wi-Fi, all managed centrally via the cloud. Our multi-gigabit wireless fabric offers a compelling value proposition over traditional fiber and alternative wireless solutions. We work with our Cambium certified ConnectedPartners to deliver purpose-built networks for service provider, enterprise, industrial, and government connectivity solutions in urban, suburban, and rural environments, with wireless that just works.

Cautionary Note Regarding Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of the federal securities laws, including statements concerning our expected next quarter revenues, net income and cash . All statements other than statements of historical fact contained in this document, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this document are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this document and are subject to a number of risks, uncertainties and assumptions including those described in the “Risk factors” section of our 2021 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 24, 2022. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Some of the key factors that could cause actual results to differ from our expectations include: the unpredictability of our operating results; the impact of the global shortage of certain components including semiconductor chipsets; the constraint in global shipping and logistics; risks presented by the global COVID-19 pandemic, including new or continued government shutdowns such as the recent shutdowns in China that caused some of our manufacturing operations as well as our third-party logistics and warehousing provider to shutdown, which has and could continue to significantly disrupt our manufacturing, supply chain, sales and other operations and negatively impact our financial results; our inability to predict and respond to emerging technological trends and network operators’ changing needs; the impact of the tensions between Russia and Ukraine, which have resulted in our cessation of sales to Russia, Belarus and select regions of Ukraine, and may continue to disrupt our sales and product design activities in these regions; our reliance on third-party manufacturers, which subjects us to risks of product delivery delays and reduced control over product costs and quality; our reliance on distributors and value-added resellers for the substantial majority of our sales; the inability of our third-party logistics and warehousing providers to deliver products to our channel partners and network operators in a timely manner; the quality of our support and services offerings; our or our distributors’ and channel partners’ inability to attract new network operators or sell additional products to network operators that currently use our products; the technological complexity of our products, which may contain undetected hardware defects or software bugs; our channel partners’ inability to effectively manage inventory of our products, timely resell our products or estimate expected future demand; our inability to manage our growth and expand our operations; unpredictability of sales and revenues due to lengthy sales cycles; our inability to maintain an effective system of internal controls, produce timely and accurate financial statements or comply with applicable regulations; our reliance on the availability of third-party licenses; risks associated with international sales and operations; current or future unfavorable economic conditions, both domestically and in foreign markets and political tensions among the U.S. and China; and our inability to obtain intellectual property protections for our products.

Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

CAMBIUM NETWORKS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)
	Three months ended
	March 31, 2022	December 31, 2021	March 31, 2021

Revenues	$61,896	$78,710	$88,515
Cost of revenues	32,730	44,196	44,345
Gross profit	29,166	34,514	44,170
Gross margin	47.1%	43.8%	49.9%
Operating expenses
Research and development	12,102	11,627	11,603
Sales and marketing	10,148	11,091	10,040
General and administrative	7,665	7,425	7,529
Depreciation and amortization	1,446	1,464	1,595
Total operating expenses	31,361	31,607	30,767
Operating (loss) income	(2,195)	2,907	13,403
Operating margin	-3.5%	3.7%	15.1%
Interest expense, net	497	1,061	1,140
Other expense, net	77	35	42
(Loss) income before income taxes	(2,769)	1,811	12,221
(Benefit) provision for income taxes	(1,201)	384	(7,639)
Net (loss) income	$(1,568)	$1,427	$19,860

(Loss) earnings per share
Basic	$(0.06)	$0.05	$0.76
Diluted	$(0.06)	$0.05	$0.70
Weighted-average number of shares outstanding to compute (loss) earnings per share
Basic	26,749,675	26,655,437	26,115,615
Diluted	26,749,675	28,313,291	28,517,713

Share-based compensation included in costs and expenses:
Cost of revenues	$57	$44	$19
Research and development	1,022	851	517
Sales and marketing	627	561	295
General and administrative	714	677	579
Total share-based compensation expense	$2,420	$2,133	$1,410

CAMBIUM NETWORKS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share information)
(Unaudited)
	March 31, 2022	December 31, 2021
ASSETS
Current assets
Cash	$38,397	$59,291
Accounts receivable, net of allowance of $735 and $683	64,506	69,773
Inventories, net	40,210	33,777
Recoverable income taxes	468	860
Prepaid expenses	12,741	12,170
Other current assets	5,130	4,718
Total current assets	161,452	180,589

Noncurrent assets
Property and equipment, net	10,732	10,490
Software, net	6,433	5,867
Operating lease assets	5,399	5,899
Intangible assets, net	10,357	10,777
Goodwill	9,842	9,842
Deferred tax assets, net	8,978	7,604
Other noncurrent assets	1,150	1,200
TOTAL ASSETS	$214,343	$232,268
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$16,543	$28,241
Accrued liabilities	25,016	21,948
Employee compensation	6,875	16,601
Current portion of long-term external debt, net	3,138	2,489
Deferred revenues	6,964	6,880
Other current liabilities	6,273	5,981
Total current liabilities	64,809	82,140
Noncurrent liabilities
Long-term external debt, net	26,351	26,965
Deferred revenues	5,647	5,363
Noncurrent operating lease liabilities	3,574	4,112
Other noncurrent liabilities	1,554	1,551
Total liabilities	101,935	120,131
Shareholders' equity
Share capital; $0.0001 par value; 500,000,000 shares authorized at March 31, 2022 and December 31, 2021; 26,825,097 outstanding at March 31, 2022 and 26,735,183 outstanding at December 31, 2021	3	3
Additional paid in capital	126,437	124,117
Treasury shares, at cost, 175,107 shares at March 31, 2022 and 156,907 shares at December 31, 2021	(4,321)	(3,906)
Accumulated deficit	(8,946)	(7,378)
Accumulated other comprehensive loss	(765)	(699)
Total shareholders’ equity	112,408	112,137
TOTAL LIABILITIES AND EQUITY	$214,343	$232,268

CAMBIUM NETWORKS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	March 31, 2022	December 31, 2021	March 31, 2021
Cash flows from operating activities:
Net (loss) income	$(1,568)	$1,427	$19,860
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization of software and intangible assets	1,790	1,731	1,720
Amortization of debt issuance costs	77	467	137
Share-based compensation	2,420	2,133	1,410
Deferred income taxes	(1,373)	359	(6,367)
Provision for inventory excess and obsolescence	52	695	(709)
Other	81	(31)	(31)
Change in assets and liabilities:
Receivables	6,152	1,315	(11,700)
Inventories	(6,485)	(5,683)	3,236
Prepaid expenses	(578)	(6,931)	(3,099)
Accounts payable	(12,109)	4,400	(6,777)
Accrued employee compensation	(10,276)	3,671	(6,003)
Other assets and liabilities	2,592	2,012	761
Net cash (used in) provided by operating activities	(19,225)	5,565	(7,562)
Cash flows from investing activities:
Purchase of property and equipment	(714)	(2,062)	(814)
Purchase of software	(1,068)	(1,316)	(798)
Net cash used in investing activities	(1,782)	(3,378)	(1,612)
Cash flows from financing activities:
Proceeds from issuance of term loan	—	29,812	—
Repayment of term loan	—	(30,678)	(2,500)
Payment of debt issuance costs	—	(1,220)	—
Issuance of ordinary shares	—	923	—
Taxes paid related to net share settlement of equity awards	(42)	(562)	(1,563)
Proceeds from share option exercises	146	266	1,971
Payments to extinguish debt	—	(42)	—
Net cash provided by (used in) financing activities	104	(1,501)	(2,092)
Effect of exchange rate on cash	9	9	(24)
Net (decrease) increase in cash	(20,894)	695	(11,290)
Cash, beginning of period	59,291	58,596	62,472
Cash, end of period	$38,397	$59,291	$51,182

Supplemental disclosure of cash flow information:
Income taxes paid	$116	$206	$92
Interest paid	$95	$234	$773

CAMBIUM NETWORKS CORPORATION
SUPPLEMENTAL FINANCIAL INFORMATION
(In thousands)
(Unaudited)

REVENUES BY PRODUCT TYPE
	Three Months Ended
	March 31, 2022	December 31, 2021	March 31, 2021
Point-to-Multi-Point	$30,926	$37,017	$57,799
Point-to-Point	14,714	15,329	17,476
Wi-Fi	15,508	25,779	12,123
Other	748	585	1,117
Total Revenues	$61,896	$78,710	$88,515

REVENUES BY REGION
	Three Months Ended
	March 31, 2022	December 31, 2021	March 31, 2021
North America	$28,321	$33,386	$54,195
Europe, Middle East and Africa	20,332	26,035	18,690
Caribbean and Latin America	5,084	10,314	10,515
Asia Pacific	8,159	8,975	5,115
Total Revenues	$61,896	$78,710	$88,515

Use of non-GAAP (Adjusted) Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States (GAAP), we provide additional financial metrics that are not prepared in accordance with GAAP (non-GAAP), including Adjusted EBITDA, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and non-GAAP operating margin, non-GAAP pre-tax income, non-GAAP provision for income taxes, non-GAAP net income, and non-GAAP fully weighted basic and diluted shares. Management uses these non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes, to measure executive compensation and to evaluate our financial performance. We believe that these non-GAAP financial measures help us to identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in the calculations of the non-GAAP financial measures.

We believe that these financial measures reflect our ongoing business in a manner that allows for meaningful comparisons and analysis of trends in the business and provides useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects. Although the calculation of non-GAAP financial measures may vary from company to company, our detailed presentation may facilitate analysis and comparison of our operating results by management and investors with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results in their public disclosures. These non-GAAP financial measures are discussed below.

Adjusted EBITDA is defined as net income as reported in our consolidated statements of income excluding the impact of (i) interest expense (income), net; (ii) income tax provision (benefit); (iii) depreciation and amortization expense; (iv) nonrecurring legal expenses, (v) share-based compensation expense, (vi) secondary offering expenses, (vii) one-time acquisition costs, and (viii) restructuring expenses. EBITDA is widely used by securities analysts, investors and other interested parties to evaluate the profitability of companies. EBITDA eliminates potential differences in performance caused by variations in capital structures (affecting net finance costs), tax positions (such as the availability of net operating losses against which to relieve taxable profits), the cost and age of tangible assets (affecting relative depreciation expense) and the extent to which intangible assets are identifiable (affecting relative amortization expense). We adjust EBITDA to also exclude nonrecurring legal expenses since this is one-time in nature and does not reflect our ongoing operations. We adjust EBITDA for share-based compensation expense which is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Cambium Networks control. As a result, management excludes this item from Cambium Networks internal operating forecasts and models. We also adjust EBITDA to exclude one-time acquisition costs and restructuring expenses and secondary offering expenses as these relate to events outside of the ordinary course of continuing operations and to provide a more accurate comparison of our ongoing business results.

Non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and non-GAAP operating margin, non-GAAP effective tax rate and non-GAAP net income are used as a supplement to our unaudited condensed consolidated financial statements presented in accordance with GAAP. We believe these non-GAAP measures are the most meaningful for period-to-period comparisons because they exclude the impact of share-based compensation expense, restructuring expenses and secondary offering expenses, nonrecurring legal expenses, write-down of debt issuance costs upon prepayment of debt, amortization of acquired intangibles, and amortization of capitalized software costs as we do not consider these costs and expenses to be indicative of our ongoing operations.

Share-based compensation expense and associated employment taxes paid are excluded. Management may issue different types of awards, including share options, restricted share awards and restricted share units, as well as awards with performance or other market characteristics, and excludes the associated expense in this non-GAAP measure. Share-based compensation expense is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Cambium Networks control while the associated employment taxes are cash-based expenses that vary in amount from period-to-period and are dependent on market forces as well as jurisdictional tax regulations that are often beyond Cambium Networks control.

Nonrecurring legal expenses include settlements of existing or threatened litigation. Secondary offering expenses were incurred by Cambium Networks associated with the registration and sale in June 2021 of 2,000,000 ordinary shares held by Vector Capital and during December 2020 of 2,500,000 ordinary shares held by Vector Capital. Cambium Networks did not raise any additional capital in the offering and the expenses are excluded as not part of continuing operations.

Amortization of acquired intangibles includes customer relationships, unpatented technology, patents, software, and trademarks, and are excluded since these are not indicative of continuing operations.

Amortization of capitalized software costs include capitalized research and development activities amortized over their useful life and included in cost of revenues and are excluded since these are not indicative of continuing operations.

Acquisition and integration costs consist of legal and professional fees relating to the acquisition of Xirrus. Cambium Networks excludes these expenses since they result from an event that is outside the ordinary course of continuing operations.

Restructuring expenses consist primarily of severance costs for employees which are not related to future operating expenses. Cambium Networks excludes these expenses since they result from an event that is outside the ordinary course of continuing operations. Excluding these charges permits more accurate comparisons of Cambium Networks ongoing business results.

Our non-GAAP tax adjustments include the tax impacts from share-based compensation expense including excess or decremental tax benefits available to the company that are recorded when incurred and impacts from the company's income tax valuation allowance initially recognized in the quarter ended June 30, 2019, and as reversed in the quarter ended March 31, 2021. Cambium Networks excludes these amounts to more closely approximate the company’s ongoing effective tax rate after adjusting for one-time or unique reoccurring items. The associated non-GAAP effective tax rate is also applied to the gross amount of non-GAAP adjustments for purposes of calculating non-GAAP net income in total and on a per-share basis. This approach is designed to enhance the ability of investors to understand the company's tax expense on its current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP adjustments which may not reflect actual cash tax expense.

Non-GAAP fully weighted basic and diluted shares are shown as outstanding during the entire period presented and include dilutive shares if their effect to earnings per share is dilutive. We also use non-GAAP fully weighted basic and diluted shares to provide more comparable per-share results across periods.

These non-GAAP financial measures do not replace the presentation of our GAAP financial results and should only be used as a supplement to, not as a substitute for, our financial results presented in accordance with GAAP. There are limitations in the use of non-GAAP measures because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment concerning exclusions of items from the comparable non-GAAP financial measure. In addition, other companies may use other measures to evaluate their performance, or may calculate non-GAAP measures differently, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. We present a “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” in the tables below.

The following table reconciles net (loss) income to Adjusted EBITDA, the most directly comparable financial measure, calculated and presented in accordance with GAAP (in thousands):

CAMBIUM NETWORKS CORPORATION
SUPPLEMENTAL SCHEDULE OF NON-GAAP ADJUSTED EBITDA
(In thousands)
(Unaudited)
	Three months ended
	March 31, 2022	December 31, 2021	March 31, 2021
Net (loss) income	$(1,568)	$1,427	$19,860
Interest expense, net	497	1,061	1,140
(Benefit) provision for income taxes	(1,201)	384	(7,639)
Depreciation and amortization of software and intangible assets	1,790	1,731	1,720
EBITDA	(482)	4,603	15,081
Share-based compensation	2,420	2,133	1,410
Adjusted EBITDA	$1,938	$6,736	$16,491

Adjusted EBITDA Margin	3.1%	8.6%	18.6%

The following table reconciles all other GAAP to non-GAAP financial measures (in thousands):

CAMBIUM NETWORKS CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)
	Three Months Ended
	March 31, 2022	December 31, 2021	March 31, 2021
GAAP gross profit	$29,166	$34,514	$44,170
Share-based compensation expense	57	44	19
Amortization of capitalized software costs	344	267	125
Non-GAAP gross profit	$29,567	$34,825	$44,314
Non-GAAP gross margin	47.8%	44.2%	50.1%

GAAP research and development expense	$12,102	$11,627	$11,603
Share-based compensation expense	1,022	851	517
Non-GAAP research and development expense	$11,080	$10,776	$11,086

GAAP sales and marketing expense	$10,148	$11,091	$10,040
Share-based compensation expense	627	561	295
Non-GAAP sales and marketing expense	$9,521	$10,530	$9,745

GAAP general and administrative expense	$7,665	$7,425	$7,529
Share-based compensation expense	714	677	579
Non-GAAP general and administrative expense	$6,951	$6,748	$6,950

GAAP depreciation and amortization	$1,446	$1,464	$1,595
Amortization of acquired intangibles	420	464	552
Non-GAAP depreciation and amortization	$1,026	$1,000	$1,043

GAAP operating (loss) income	$(2,195)	$2,907	$13,403
Share-based compensation expense	2,420	2,133	1,410
Amortization of capitalized software costs	344	267	125
Amortization of acquired intangibles	420	464	552
Non-GAAP operating income	$989	$5,771	$15,490

GAAP pre-tax (loss) income	$(2,769)	$1,811	$12,221
Share-based compensation expense	2,420	2,133	1,410
Amortization of capitalized software costs	344	267	125
Amortization of acquired intangibles	420	464	552
Write-off of debt issuance costs and extinguishment fees upon payment of debt	—	426	—
Non-GAAP pre-tax income	$415	$5,101	$14,308

GAAP (benefit) provision for income taxes	$(1,201)	$384	$(7,639)
Valuation allowance impacts	—	(86)	(7,816)
Tax rate change	(929)	—	—
Tax impacts of share vesting	—	464	(1,975)
Tax effect of Non-GAAP adjustments	(637)	(658)	(417)
All other discrete items	250	(61)	(19)
Non-GAAP provision for income taxes	$115	$725	$2,588
Non-GAAP ETR	27.7%	14.2%	18.1%

GAAP net (loss) income	$(1,568)	$1,427	$19,860
Share-based compensation expense	2,420	2,133	1,410
Amortization of capitalized software costs	344	267	125
Amortization of acquired intangibles	420	464	552
Write-off of debt issuance costs and extinguishment fees upon payment of debt	—	426	—
Non-GAAP adjustments to tax	(679)	317	(9,810)
Tax effect of Non-GAAP adjustments	(637)	(658)	(417)
Non-GAAP net income	$300	$4,376	$11,720
Non-GAAP fully weighted basic shares	26,825	26,735	26,299
Non-GAAP fully weighted diluted shares	28,172	28,214	28,887
Non-GAAP net income per Non-GAAP basic share	$0.01	$0.16	$0.45
Non-GAAP net income per Non-GAAP diluted share	$0.01	$0.16	$0.41

###

Investor Inquiries:

Peter Schuman, IRC

Sr. Director Investor & Industry Analyst Relations

Cambium Networks

+1 (847) 264-2188

peter.schuman@cambiumnetworks.com